UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28304 (File number)	33-0704889 (I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California (Address of principal executive office)		92506 (Zip Code)

Registrant's telephone number, including area code:  (909) 686-6060

(Former name or former address, if changed since last report)

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

           (c)   Exhibit

                   99.1   Press Release of Provident Financial Holdings, Inc. on July 24, 2003.

Item 9.  Regulation FD Disclosure

On July 24, 2003, Provident Financial Holdings, Inc. issued its earnings release for the fourth quarter and the fiscal year ended June 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2003	Provident Financial Holdings, Inc.

/s/ Craig G. Blunden Craig G. Blunden Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Donavon P. Ternes Donavon P. Ternes Chief Financial Officer (Principal Financial and Accounting Officer)


Exhibit 99.1

Corporation's press release dated July 24, 2003


3756 Central Avenue	Contacts:
Riverside, CA 92506	Craig G. Blunden, CEO
(909) 686-6060	Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC. REPORTS
RECORD FOURTH QUARTER AND FISCAL YEAR RESULTS

       Riverside, California, July 24, 2003 - Provident Financial Holdings, Inc. (NASDAQ/PROV), the holding company for Provident Savings Bank, FSB, today announced record earnings (see Note 1) for the fourth quarter and fiscal 2003. Net income for the fourth quarter of fiscal 2003 totaled $4.72 million, an increase of 94 percent from net income of $2.43 million for the fourth quarter of fiscal 2002; and diluted earnings per share for the fourth quarter of fiscal 2003 increased 50 cents, or 111 percent, to 95 cents from 45 cents for the fourth quarter of fiscal 2002. Return on average assets for the fourth quarter of fiscal 2003 was 1.54 percent, as compared to 0.95 percent for the same period of fiscal 2002. Return on average stockholders' equity for the fourth quarter of fiscal 2003 was 18.19 percent, as compared to 9.40 percent in the comparable period of fiscal 2002.

       On a sequential quarter basis, net income for the fourth quarter of fiscal 2003 increased $130,000, or 3 percent, from $4.59 million in the third quarter of fiscal 2003; and diluted earnings per share increased 3 cents, or 3 percent, from 92 cents in the third quarter of fiscal 2003. Return on average assets decreased 2 basis points to 1.54 percent from 1.56 percent in the third quarter of fiscal 2003, while return on average equity decreased 15 basis points to 18.19 percent from 18.34 percent in the third quarter of fiscal 2003.

       For the fiscal year ended June 30, 2003, net income totaled $16.89 million, an increase of 85 percent from net income of $9.11 million for the year ended June 30, 2002; and diluted earnings per share for fiscal 2003 increased $1.62, or 96 percent, to $3.30 from $1.68 for fiscal 2002. Return on average assets for the year ended June 30, 2003 was 1.47 percent compared to 0.86 percent for the fiscal year ended June 30, 2002, an increase of 61 basis points. Return on average stockholders' equity for the year ended June 30, 2003 was 16.51 percent compared to 9.05 percent for the prior year, an increase of 746 basis points.

       Net interest income after provision for loan losses increased $1.88 million, or 29 percent, to $8.28 million in the fourth quarter of fiscal 2003 from $6.41 million for the same period in fiscal 2002; non-interest income increased $2.04 million to $6.77 million in the fourth quarter of fiscal 2003 from $4.73 million in the comparable period of fiscal 2002; and non-interest expense increased $155,000 to $7.16 million in the fourth quarter of fiscal 2003 from $7.00 million in the comparable period in fiscal 2002.

The average balance of loans outstanding increased by $183.4 million to $830.3 million in the fourth quarter of fiscal 2003 from $646.9 million for the same quarter of fiscal 2002, while the average yield decreased by 111 basis points to 6.11 percent in the fourth quarter of fiscal 2003 from an average yield of 7.22 percent for the same quarter of fiscal 2002. Total portfolio loan originations (including purchased loans) in the fourth quarter of fiscal 2003 were $155.7 million, which consisted primarily of single-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including purchased loans) of $89.2 million in the fourth quarter of fiscal 2002. The outstanding balance of "preferred loans" (multi-family, construction, commercial real estate and commercial business loans) increased by $49.1 million, or 30 percent, to $212.8 million at June 30, 2003 from $163.7 million at June 30, 2002. The ratio of preferred loans to portfolio loans increased to 29 percent at June 30, 2003 from 28 percent June 30, 2002. Loan prepayments in the fourth quarter of fiscal 2003 were $85.2 million as compared to $87.0 million in the same quarter of fiscal 2002.

       The average balance of deposits increased by $66.6 million to $752.3 million and the average cost of deposits decreased by 88 basis points to 1.95 percent in the fourth quarter of fiscal 2003, as compared to the average balance of $685.7 million and an average cost of 2.83 percent in the same quarter last year. Total transaction account balances (core deposits) increased by $122.5 million, or 36 percent, to $463.4 million at June 30, 2003 from $340.9 million at June 30, 2002; while total time deposits decreased $45.8 million, or 14 percent, to $290.8 million at June 30, 2003 from $336.6 million at June 30, 2002.

       The average balance of FHLB advances increased by $110.1 million to $322.8 million and the average cost of advances decreased 294 basis points to 3.78 percent in the fourth quarter of fiscal 2003, as compared to the average balance of $212.7 million and an average cost of 6.72 percent in the same quarter of fiscal 2002. The decrease in the average cost of FHLB advances was primarily a result of the use of overnight advances with an average balance of $98.6 million and an average cost of 1.30 percent in the fourth quarter of fiscal 2003 as compared to average overnight advances of $1.7 million with an average cost of 1.86 percent in the same quarter of fiscal 2002.

       The net interest margin during the fourth quarter of fiscal 2003 increased to 2.91 percent as compared to 2.70 percent during the same quarter last year, an improvement of

21 basis points. On a sequential quarter basis, the net interest margin in the fourth quarter of fiscal 2003 decreased 5 basis points from 2.96 percent in the third quarter of fiscal 2003. For the year ended June 30, 2003, the net interest margin increased to 2.94 percent as compared to 2.62 percent during the same period last year, an increase of 32 basis points.

       During the fourth quarter of fiscal 2003, the provision for loan losses was $85,000 as compared to $150,000 during the same period of fiscal 2002. The provision recorded in the fourth quarter was a result of the sequential quarter growth in the loan portfolio, including the substantial growth of "preferred loans" and a $217,000 charge off of two commercial business loans to a single borrower.

       The increase in non-interest income in the fourth quarter of fiscal 2003 as compared to the same period of fiscal 2002 was primarily the result of an increase in the gain on sale of loans. The gain on sale of loans increased $2.5 million, or 93 percent, to $5.2 million, primarily attributable to a higher average loan sale margin (1.29 percent compared to 1.10 percent) and a higher volume of loans originated for sale ($390.2 million compared to $230.1 million).

       In the fourth quarter of fiscal 2003, the net impact of derivative financial instruments (Statement of Financial Accounting Standards (("SFAS")) No. 133) on the consolidated statement of operations was a favorable adjustment of $114,000 as compared to a favorable adjustment of $113,000 in the same period last year. For the year, the net impact was a favorable adjustment of $360,000 as compared to an unfavorable adjustment of $118,000 in the same period last year. The fair value of the derivative financial instruments outstanding at June 30, 2003 was $1.6 million in comparison to $559,000 at June 30, 2002. The fair value adjustment for SFAS No. 133 is subject to the Bank's commitments to extend credit on loans to be held for sale, including servicing released premiums (net of commitments which may not fund), forward loan sale agreements, put option contracts, interest rate conditions and other related factors. This SFAS No. 133 adjustment is relatively volatile and may have an adverse impact on future earnings.

       Non-interest expense for the fourth quarter of fiscal 2003 increased $155,000 to $7.2 million, as compared to $7.0 million for the same quarter in fiscal 2002. The increase in non-interest expense was primarily the result of the costs associated with increased loan production volume in the Mortgage Banking Division. This is reflected in increased commissions and loan production incentives in the fourth quarter of fiscal 2003, which were $302,000 higher than the same period in fiscal 2002.

       The Corporation's efficiency ratio for the fourth quarter of fiscal 2003 improved to 47 percent as compared to 62 percent in the fourth quarter of 2002, a result of the increase in revenue which significantly outpaced the increase in non-interest expense. For the year ended June 30, 2003 the efficiency ratio improved to 49 percent from 62 percent during the same period in 2002.

       Non-performing assets declined to $914,000, or 0.07 percent of total assets, at June 30, 2003, as compared to $1.6 million, or 0.16 percent of total assets, at June 30, 2002. The allowance for loan losses was $7.2 million at June 30, 2003, or 0.96 percent of gross loans held for investment as compared to $6.6 million, or 1.10 percent of gross loans held for investment, at June 30, 2002.

       "It is very gratifying to see the hard work and dedication of our employees payoff in the form of outstanding financial results. We have had the wind at our backs with respect to our mortgage banking business but our staff still needed to execute in order to capitalize on this favorable environment. They have lived up to our expectations. Additionally, our community banking business has shown sound improvement by any measure. The loan portfolio has grown, transaction accounts (core deposits) have increased, net interest income is up, the net interest margin has expanded, non mortgage banking related fee income is up and operating expenses have been contained. This has been an outstanding year," commented Craig G. Blunden, Chairman, President and Chief Executive Officer.

       During the quarter the Corporation repurchased 15,000 shares of its common stock at an average price of $30.05 per share for a total cost of $451,000. Currently, there are 95,800 shares remaining under the existing 10 percent share repurchase authorization.

       Provident Savings Bank, FSB currently operates 11 retail/business banking offices in Riverside County and San Bernardino County along with nine Provident Bank Mortgage loan production offices located throughout Southern California. The twelfth retail/business banking office is scheduled to open in August 2003 in the fast growing Orangecrest area of Riverside.

       The Corporation will host a conference call for institutional investors and bank analysts on Monday, July 28, 2003 at 10:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (888) 273-9885 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Monday, August 4, 2003 by dialing (800) 475-6701 and referencing access code number 690678.

       For more financial information about Provident please visit the website at www.myprovident.com and click on the Investor Relations section.

Note 1: The record high earnings and the record high diluted earnings per share for the current quarter is determined by comparing current earnings to prior quarters' earnings, excluding the non-recurring property gain of $3.57 million (net of taxes) reported in the fourth quarter of fiscal 1999.

Forward-Looking Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Corporation operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Corporation's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Corporation's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Corporation's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

PROVIDENT FINANCIAL HOLDINGS, INC.
Consolidated Statements of Financial Condition
(Unaudited - In Thousands)

	June 30, 2003	June 30, 2002

Assets
Cash	$ 48,851	$ 27,700
Investment securities - held to maturity (fair value $77,010 and $157,705, respectively)	76,838	157,122
Investment securities - available for sale at fair value	220,273	114,826
Loans held for investment, net of allowance for loan losses of $7,218 and $6,579, respectively	744,377	593,554
Loans held for sale, at lower of cost or market	4,247	1,747
Receivable from sale of loans	114,744	67,241
Accrued interest receivable	4,934	5,591
Real estate held for investment, net	10,643	11,150
Real estate owned, net	523	313
Federal Home Loan Bank stock	20,974	13,000
Premises and equipment, net	8,045	8,119
Prepaid expenses and other assets	7,057	4,955

Total assets	$ 1,261,506	$ 1,005,318

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 43,840	$ 31,076
Interest bearing deposits	710,266	646,372

Total deposits	754,106	677,448

Borrowings	367,938	202,466
Accounts payable, accrued interest and other liabilities	32,584	22,373

Total liabilities	1,154,628	902,287

Stockholders' equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued and outstanding	-	-
Common stock, $.01 par value; authorized 15,000,000 shares; issued 7,846,665 and 7,712,515 shares, respectively; outstanding 4,986,519 and 5,463,199 shares, respectively)	78	77
Additional paid-in capital	54,731	52,178
Retained earnings	98,660	82,805
Treasury stock at cost (2,860,146 and 2,249,316 shares, respectively)	(45,801)	(30,027)
Unearned stock compensation	(2,450)	(2,866)
Accumulated other comprehensive income, net of tax	1,660	864

Total stockholders' equity	106,878	103,031

Total liabilities and stockholders' equity	$ 1,261,506	$ 1,005,318

PROVIDENT FINANCIAL HOLDINGS, INC.
Consolidated Statement of Operations
(Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended June 30,		Year Ended June 30,
	2003	2002	2003	2002

Interest income:
Loans receivable, net	$ 12,674	$ 11,677	$ 49,328	$ 51,247
Investment securities	2,165	2,783	9,668	12,122
FHLB stock	216	200	843	779
Interest earning deposits	6	300	17	1,520

Total interest income	15,061	14,960	59,856	65,668

Interest expense:
NOW and money market checking	377	459	1,560	2,410
Savings deposits	1,158	840	4,161	3,170
Time deposits	2,117	3,544	10,531	18,474
Borrowings	3,041	3,561	12,161	15,134

Total interest expense	6,693	8,404	28,413	39,188

Net interest income	8,368	6,556	31,443	26,480
Provision for loan losses	85	150	1,055	525

Net interest income after provision for loan losses	8,283	6,406	30,388	25,955

Non-interest income
Loan servicing and other fees	522	600	1,845	2,178
Gain on sale of loans, net	5,247	2,725	19,200	10,139
Real estate operations, net	201	221	731	693
Deposit account fees	422	422	1,734	1,641
Gain on sale of investment securities	--	--	694	544
Other	382	762	1,567	1,247

Total non-interest income	6,774	4,730	25,771	16,442

Non-interest expense
Salaries and employee benefits	4,571	4,443	17,965	16,851
Premises and occupancy	620	632	2,480	2,278
Equipment	456	559	1,972	2,227
Professional expenses	201	149	714	683
Sales and marketing expenses	249	225	900	780
Other	1,060	994	3,882	3,987

Total non-interest expense	7,157	7,002	27,913	26,806

Income before taxes	7,900	4,134	28,246	15,591
Provision for income taxes	3,182	1,706	11,357	6,482

Net income	$ 4,718	$ 2,428	$ 16,889	$ 9,109

Basic earnings per share	$ 1.02	$ 0.48	$ 3.56	$ 1.77
Diluted earnings per share	$ 0.95	$ 0.45	$ 3.30	$ 1.68
Cash dividends per share	$ 0.05	--	$ 0.20	-

PROVIDENT FINANCIAL HOLDINGS, INC.
Consolidated Statement of Operations - Sequential Quarter
(Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended
	June 30, 2003	March 31, 2003

Interest income:
Loans receivable, net	$ 12,674	$ 12,450
Investment securities	2,165	2,346
FHLB stock	216	234
Interest-earning deposits	6	1

Total interest income	15,061	15,031

Interest expense:
NOW and money market checking	377	367
Savings deposits	1,158	1,080
Time deposits	2,117	2,447
Borrowings	3,041	2,968

Total interest expense	6,693	6,862

Net interest income	8,368	8,169
Provision for loan losses	85	205

Net interest income after provision for loan losses	8,283	7,964

Non-interest income:
Loan servicing and other fees	522	363
Gain on sale of loans, net	5,247	4,935
Real estate operations, net	201	177
Deposit account fees	422	438
Gain on sale of investment securities	-	428
Other	382	359

Total non-interest income	6,774	6,700

Non-interest expense:
Salaries and employee benefits	4,571	4,557
Premises and occupancy	620	606
Equipment	456	556
Professional expenses	201	157
Sales and marketing expenses	249	203
Other	1,060	901

Total non-interest expense	7,157	6,980

Income before taxes	7,900	7,684
Provision for income taxes	3,182	3,096

Net income	$ 4,718	$ 4,588

Basic earnings per share	$ 1.02	$ 0.99
Diluted earnings per share	$ 0.95	$ 0.92
Cash dividends per share	$ 0.05	$ 0.05

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited)

	Quarter Ended June 30,		Year Ended June 30,
	2003	2002	2003	2002

SELECTED FINANCIAL RATIOS:
Return on average assets	1.54%	0.95%	1.47%	0.86%
Return on average stockholders' equity	18.19%	9.40%	16.51%	9.05%
Stockholders' equity to total assets	8.47%	10.25%	8.47%	10.25%
Net interest spread	2.74%	2.40%	2.74%	2.32%
Net interest margin	2.91%	2.70%	2.94%	2.62%
Efficiency ratio	47.27%	62.04%	48.79%	62.45%
Average interest earning assets to average interest bearing liabilities	106.94%	108.31%	107.31%	107.81%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 1.02	$ 0.48	$ 3.56	$ 1.77
Diluted earnings per share	$ 0.95	$ 0.45	$ 3.30	$ 1.68
Book value per share	$ 21.43	$ 18.86	$ 21.43	$ 18.86
Shares used for basic EPS computation	4,625,066	5,101,535	4,748,337	5,136,518
Shares used for diluted EPS computation	4,957,084	5,445,963	5,112,407	5,413,479
Total shares issued and outstanding	4,968,519	5,463,199	4,986,519	5,463,199

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.05%	0.22%
Non-performing assets to total assets	0.07%	0.16%
Allowance for loan losses to non-performing loans	1,846.04%	498.79%
Allowance for loan losses to gross loans held for investment	0.96%	1.10%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	6.50%	8.92%
Tier 1 (core) capital ratio	6.50%	8.92%
Total risk-based capital ratio	13.01%	18.01%
Tier 1 risk-based capital ratio	11.97%	16.78%

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars In Thousands)

	As of June 30,
	2003		2002
	Balance	Rate	Balance	Rate

INVESTMENT SECURITIES:
Held to maturity:
U.S. government agency securities	$ 73,851	2.92%	$ 154,351	5.36%
U.S. government mortgage-backed securities	8	12.74%	9	20.18%
Corporate bonds	2,779	7.08%	2,762	7.18%
Time deposits at other banks	200	1.22%	-	-
Total investment securities held to maturity	76,838	3.07%	157,122	5.39%

Available for sale (at fair value):
U.S. government agency securities	38,775	2.71%	38,497	3.62%
U.S. government agency mortgage-backed securities	172,794	4.12%	75,566	4.99%
Collateralized mortgage obligations	8,069	3.96%	-	-
Freddie Mac common stock	609		734
Fannie Mae common stock	26		29
Total investment securities available for sale	220,273	3.85%	114,826	4.50%
Total investment securities	$ 297,111	3.65%	$ 271,948	5.01%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 524,587	5.64%	$ 414,526	6.76%
Multi-family (5 or more units)	49,699	5.94%	35,436	6.48%
Commercial real estate	89,666	6.75%	62,509	7.35%
Construction	118,784	5.95%	72,233	7.34%
Commercial business	22,489	6.96%	24,024	7.64%
Consumer	9,576	8.11%	19,377	8.15%
Other	5,724	7.53%	3,455	8.15%
Total loans held for investment	820,525	5.90%	631,560	6.95%

Undisbursed loan funds	(67,868)		(30,536)
Deferred loan fees	602		(27)
Unearned discounts	-		(14)
Impounds for taxes and insurance	(1,664)		(850)
Allowance for loan losses	(7,218)		(6,579)
Total loans held for investment, net	$ 744,377		$ 593,554

Purchased loans serviced by others included above	$ 45,157	6.50%	$ 33,693	7.17%

DEPOSITS :
Checking accounts - non-interest bearing	$ 43,840		$ 31,076
Checking accounts - interest bearing	98,899	0.77%	94,084	0.80%
Savings accounts	272,715	1.68%	166,001	2.24%
Money market accounts	47,900	1.39%	49,690	2.07%
Time deposits	290,752	2.69%	336,597	3.85%
Total deposits	$ 754,106	1.83%	$ 677,448	2.72%

Note: The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars In Thousands)

	As of June 30,
	2003		2002
	Balance	Rate	Balance	Rate

BORROWINGS:
Overnight	$ 134,000	1.36%	$ 23,000	2.01%
Six month or less	7,031	5.91%	22,000	6.54%
Over six months to one year	11,000	5.69%	24,500	6.28%
Over one year to two years	30,000	6.02%	18,031	5.78%
Over two years to three years	27,000	3.49%	30,000	6.02%
Over three years to four years	--	--	10,000	5.51%
Over four years to five years	72,000	3.76%	--	--
Over five years	86,907	5.26%	74,935	5.73%
Total borrowings	$ 367,938	3.50%	$ 202,466	5.50%

	Quarter Ended June 30,		Year Ended June 30,
SELECTED AVERAGE BALANCE SHEETS:	2003 Balance	2002 Balance	2003 Balance	2002 Balance

Loans receivable, net (1)	$ 830,327	$ 646,884	$ 754,886	$ 692,761
Investment securities	296,368	243,901	297,760	232,781
FHLB stock	20,496	13,477	16,776	15,006
Interest earning deposits	2,483	68,763	1,318	71,484
Total interest earning assets	$ 1,149,674	$ 973,025	$ 1,070,740	$ 1,012,032

Deposits	$ 752,343	$ 685,717	$ 718,384	$ 701,771
Borrowings	322,766	212,688	279,422	236,967
Total interest bearing liabilities	$ 1,075,109	$ 898,405	$ 997,806	$ 938,738

	Quarter Ended June 30,		Year Ended June 30,
	2003 Yield/Cost	2002 Yield/Cost	2003 Yield/Cost	2002 Yield/Cost
Loans receivable, net (1)	6.11%	7.22%	6.53%	7.40%
Investment securities	2.92%	4.56%	3.25%	5.21%
FHLB stock	4.22%	5.94%	5.03%	5.19%
Interest earning deposits	1.13%	1.75%	1.29%	2.13%
Total interest earning assets	5.24%	6.15%	5.59%	6.49%

Deposits	1.95%	2.83%	2.26%	3.43%
Borrowings	3.78%	6.72%	4.35%	6.39%
Total interest bearing liabilities	2.50%	3.75%	2.85%	4.17%

(1) Includes loans held for sale.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.